SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              SYBRON CHEMICALS INC.
             (Exact name of registrant as specified in its charter)


             Delaware                           51-0301280
(State of incorporation or organization)  (I.R.S. Employer Identification No.)



                                 Birmingham Road
                                   P.O. Box 66
                          Birmingham, New Jersey 08011
                    (Address of principal executive offices)


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        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered        Name of each exchange on which
                                               each class is to be registered

Common Stock, par value $.01 per share         American Stock Exchange


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        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

             For a description of the shares of common stock, par value $.01 per share, of Sybron Chemicals Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8- A, see the sections "Description of Capital Stock" and "Risk Factors - Certain Considerations" in the Prospectus of the Registrant filed with the Securities and Exchange Commission on March 31, 1992 as part of the Registrant's Registration Statement on Form S-1, No. 33-46091, which sections are incorporated herein by reference.

Item 2.  Exhibits

             In accordance with Item 2 to the Instructions as to Exhibits to Form 8-A, the following Exhibits are filed with the Form 8-A filed with the American Stock Exchange, but are not filed with, or incorporated by reference in, the Form 8-A filed with the Securities and Exchange Commission:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

         3. The Registrant's Proxy Statement for the 1996 Annual Meeting of Stockholders.

         4.       The Registrant's Bylaws and Certificate of
                  Incorporation.

         5.       Specimen Stock Certificate of Sybron Chemicals Inc.

         6.       The Registrant's 1995 Annual Report to Stockholders.

Conformed

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               SYBRON CHEMICALS INC.

                                               By:



                                          /s/ Richard M. Klein
                                          Richard M. Klein
                                          President and Chief Executive Officer



Dated:  October 3, 1996